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                                                                    EXHIBIT 99.6

                              FEDDERS CORPORATION

                          NOMINEE HOLDER CERTIFICATION

     The undersigned, a bank, broker, trustee, depositary or other nominee of rights (the "Rights") to purchase shares of Series A Cumulative Preferred Stock of Fedders Corporation ("Fedders") pursuant to the rights offering (the "Rights
Offering") described in Fedders' prospectus dated,                , 2003, (the
"Prospectus"), hereby certifies to Fedders and to American Stock Transfer & Trust Company, as Subscription Agent for the Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription Right (as defined in the Prospectus) on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Series A Cumulative Preferred Stock pursuant to the Over-Subscription Right (as defined in the Prospectus), listing separately below each such exercised Basic Subscription Right and the corresponding Over-Subscription Right (without identifying any such beneficial owner), and (2) each such beneficial owner's Basic Subscription Right has been exercised in full:

           NUMBER OF SHARES OWNED            RIGHTS EXERCISED PURSUANT TO        NUMBER OF SHARES SUBSCRIBED FOR
             ON THE RECORD DATE                BASIC SUBSCRIPTION RIGHT        PURSUANT TO OVER-SUBSCRIPTION RIGHT
     ----------------------------------   ----------------------------------   -----------------------------------
1.   ----------------------------------   ----------------------------------   -----------------------------------
2.   ----------------------------------   ----------------------------------   -----------------------------------
3.   ----------------------------------   ----------------------------------   -----------------------------------
4.   ----------------------------------   ----------------------------------   -----------------------------------
5.   ----------------------------------   ----------------------------------   -----------------------------------
6.   ----------------------------------   ----------------------------------   -----------------------------------
7.   ----------------------------------   ----------------------------------   -----------------------------------
8.   ----------------------------------   ----------------------------------   -----------------------------------
9.   ----------------------------------   ----------------------------------   -----------------------------------

Provide the following information if
applicable:

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Depository Trust Company ("DTC")
Participant Number

[PARTICIPANT]

By:
--------------------------------------
    Name:
    Title:

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DTC Basic Subscription Confirmation
Number(s)